SETTLEMENT AGREEMENT AND GENERAL RELEASE
                       ----------------------------------------


          1.   PARTIES:  The parties to this Settlement Agreement and General
               -------
     Release ("Agreement") are CompuMed, Inc., a corporation, and Howard L. Mark, M.D., an individual. The Agreement is effective September 15, 1996.

          2.   RECITALS:  This Agreement is made with reference to the following
               --------
     facts:

               2.1 Certain disputes and controversies have arisen between the parties hereto.

               2.2 Those disputes include without limitation indemnification claims relating to an action originally entitled Allen Gelbard, an
                                                      -----------------
     individual, v. Howard Mark, an individual; Mark C. Branigan, an individual;
     ---------------------------------------------------------------------------
     CompuMed, Inc. a Delaware corporation; Robert Stuckelman, an individual;
     -------------------------------------------------------------------------
     William B. Barnett, an individual; DeVere B. Pollom, an individual; Ronald
     --------------------------------------------------------------------------
     Pitre, an individual; John D. Minnick, an individual; Russell Walker, an
     -------------------------------------------------------------------------
     individual; and Does 1-100, inclusive ("The Lawsuit").
     -------------------------------------

               2.3 Except as hereinafter set forth, it is the intention of the parties hereto to settle and dispose of, fully and completely, any and all claims, demands and causes of action heretofore or hereafter arising out of, connected with or incidental to the dealings between the parties hereto prior to the effective date hereof.

          3.   GENERAL RELEASES AND PROMISES:  In consideration of the mutual
               -----------------------------
     general releases contained herein, and for other good and valuable consideration, the receipt of which is acknowledged by each party hereto, the parties promise, agree and generally release as follows:

               3.1 Except as to such rights or claims as may be excepted in paragraph 3.2 below or created by this Agreement, each party hereby releases, remises and forever discharges each other party hereto from any and all claims, demands, and causes of action, known or unknown, heretofore or hereafter arising out of, connected with or incidental to the dealings between the parties hereto prior to the effective date hereof, including, without limitation on the generality of the foregoing, any and all claims and demands and cause or causes of action arising out of or related in any way to the Lawsuit.

               3.2 Howard L. Mark, M.D. shall retain the anti-dilution rights which inure to his benefit under the Agreement and Plan of Reorganization among CompuMed Inc. and Shareholders of MB Nutraceuticals dated March 14, 1994 (the "Anti-Dilution Rights"). Nothing herein releases or is intended to release, the Anti-Dilution Rights or CompuMed's defenses, if any, to Howard Mark's asserting those rights. Similarly, nothing herein releases those stock option rights referred to in Robert G. Funari's February 2, 1996 letter to Howard L. Mark, M.D. and said stock option rights shall be deemed fully vested as of March, 1996.

               3.3 Each party to this General Release specifically waives the benefit of the provisions of Section 1542 of the Civil Code of the State of California, as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

               3.4 Howard L. Mark, M.D. shall, within 30 days of receiving the reissued stock certificate referred to in paragraph 4.1 below, pay $57,500 to CompuMed.

          4.   MISCELLANEOUS:  The parties also agree as follows:
               -------------

               4.1 Howard L. Mark, M.D. represents to CompuMed that he has lost the stock certificate representing 3,494,590 pre-split shares of CompuMed stock. At Howard L. Mark, M.D.'s request, CompuMed will reissue the shares, adjusted for a subsequent reverse split without any requirement for posting a bond. Fifty thousand shares will be held by CompuMed to secure payment under 3.4 above. Howard L. Mark, M.D. will submit an affidavit to CompuMed memorializing his loss of the stock certificate. Howard L. Mark, M.D. hereby agrees to indemnify and hold CompuMed harmless from any claim, damages or loss resulting from the loss, reissuance and transfer of the lost shares. Howard L. Mark, M.D. represents that he has not pledged, assigned, sold or otherwise transferred any interest in the lost shares and that he owns all of the unencumbered shares free of any liens or claims of any kind.

               4.2 This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed an enforced in accordance with, and governed by, the laws of the State of California.

               4.3 This Agreement is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Release may be amended only by an agreement in writing.

               4.4 This General Release is binding upon and shall inure to the benefit of the parties hereto, their respective agents, attorneys, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

               4.5 Each party has cooperated in the drafting and preparation of this Release. Hence, in any construction to be made of this Release, the same shall not be construed against any party.

               4.6 In the event of litigation relating to this General Release, the prevailing party shall be entitled to reasonable attorneys' fees and costs.


                                   COMPUMED, INC.
                                    --------------



     September 25, 1996            By:  /s/ Rod Raynovich
                                        ---------------------------
                                        Rod Raynovich
                                        President



     September 16, 1996			 /s/ Howard L. Mark
                                        ---------------------------
                                        Howard L. Mark